                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549




                                   FORM 8-K(A)




                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934



                         Date of Report:  March 13, 1996



                           JACOR COMMUNICATIONS, INC.



                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


     0-12404                                             31-0978313
(Commission File No.)                          (IRS Employer Identification No.)



                                 1300 PNC Center
                              201 East Fifth Street
                             Cincinnati, Ohio 45202

                                 (513) 621-1300

       This Amendment to Form 8-K is being filed by the Company solely for the purpose of including the entire text of the financial statements that were required to be filed as part of the Company's Form 8-K that was initially filed with the Securities and Exchange Commission ("Commission") on March 29, 1996.
In connection with the prior filing of such Form 8-K , these financial statements were included as required by the applicable Commission rules and regulations by incorporating same by reference from the Company's Form S-3 Registration Statement (File No. 333-01917).

Item 7.   Financial Statements and Exhibits

(a)    Financial Statements of Businesses Acquired.

CITICASTERS INC. AND SUBSIDIARIES

AUDITED-

Report of Independent Auditors
Balance Sheets at December 31, 1994 and 1995
Statements of Operations for the years ended December 31, 1993, 1994 and 1995 Statements of Changes in Shareholders' Equity for the years ended December 31,
       1993, 1994 and 1995
Statements of Cash Flows for the years ended December 31, 1993, 1994 and 1995 Notes to Financial Statements

UNAUDITED-

Condensed Balance Sheets at December 31, 1995 and March 31, 1995
Condensed Statements of Operations for the three months ended March 31, 1995 and 1996
Condensed Statements of Changes in Shareholders' Equity for the three months ended
       March 31, 1995 and 1996
Condensed Statements of Cash Flows for the three months ended March 31, 1995 and 1996
Notes to Condensed Financial Statements

(b)    Pro Forma Financial Information.

UNAUDITED-

Pro Forma Condensed Consolidated Statement of Operations for the year ended
       December 31, 1995 and latest twelve months ended March 31, 1996

Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 1996
Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1996
Notes to Unaudited Pro Forma Financial Information

(c)    Exhibits

23.1   Consent of Independent Accountants

Signatures

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 JACOR COMMUNICATIONS, INC.



November 20, 1996                By: /s/ R. Christopher Weber
                                     -----------------------------------------
                                     R. Christopher Weber, Senior Vice President
                                     and Chief Financial Officer

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Citicasters Inc.

       We have audited the accompanying balance sheets of Citicasters Inc. and subsidiaries (formerly Great American Communications Company) as of December 31, 1994 and 1995, and the related statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

       We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       As more fully described in Note B to the financial statements, effective December 28, 1993, the Company emerged from bankruptcy pursuant to a plan of reorganization confirmed by the Bankruptcy Court on December 7, 1993. In accordance with an American Institute of Certified Public Accountants Statement of Position, the Company has adopted "fresh-start reporting" whereby its assets, liabilities, and new capital structure have been adjusted to reflect estimated fair values as of December 31, 1993. As a result, the statements of operations, shareholders' equity and cash flows for the years ended December 31, 1994 and December 31, 1995 reflect the Company's new basis of accounting and, accordingly, are not comparable to the Company's pre-reorganization statements of operations, shareholders' equity and cash flows for the year ended
December 31, 1993.

       In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Citicasters Inc. and subsidiaries at December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended
December 31, 1995, in conformity with generally accepted accounting principles.

                                ERNST & YOUNG LLP

Cincinnati, Ohio
February 23, 1996

                CITICASTERS INC. AND SUBSIDIARIES

                         BALANCE SHEETS
                     (DOLLARS IN THOUSANDS)


                                                                                                        DECEMBER 31,
                                                                                              --------------------------
                                  ASSETS                                                           1994            1995
Current assets:
  Cash and short-term investments. . . . . . . . . . . . . . . . . . . . . . . . . . . .         $46,258          $3,572
  Trade receivables, less allowance for doubtful accounts of $1,244 and $1,643 . . . . .          31,851          32,495
  Broadcast program rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           5,488           5,162
  Prepaid and other current assets . . . . . . . . . . . . . . . . . . . . . . . . . . .           2,635           3,059
                                                                                               ---------       ---------
    Total current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          86,232          44,288
  Broadcast program rights, less current portion . . . . . . . . . . . . . . . . . . . .           4,466           3,296
  Property and equipment, net. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          25,083          33,878
  Contracts, broadcasting licenses and other intangibles, net. . . . . . . . . . . . . .         274,695         312,791
  Deferred charges and other assets. . . . . . . . . . . . . . . . . . . . . . . . . . .          13,016          22,093
                                                                                               ---------       ---------
                                                                                                $403,492        $416,346
                                                                                               ---------       ---------
                                                                                               ---------       ---------

                           LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable, accrued expenses and other current liabilities . . . . . . . . . . .         $33,673         $17,061
  Broadcast program rights fees payable. . . . . . . . . . . . . . . . . . . . . . . . .           5,041           5,298
                                                                                               ---------       ---------
    Total current liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          38,714          22,359
Broadcast program rights fees payable, less current portion. . . . . . . . . . . . . . .           3,666           2,829
Long-term debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         122,291         132,481
Deferred income taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          44,486          44,822
Other liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          43,398          54,163
                                                                                               ---------       ---------
    Total liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         252,555         256,654
Shareholders' equity:
  Class A Common Stock, $.01 par value, including additional paid-in capital,
    500,000,000 shares authorized; 20,203,247 and 19,976,927 shares outstanding. . . . .          87,831          82,936
  Retained earnings from January 1, 1994 . . . . . . . . . . . . . . . . . . . . . . . .          63,106          76,756
                                                                                               ---------       ---------
    Total shareholders' equity . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         150,937         159,692
                                                                                               ---------       ---------
                                                                                                $403,492        $416,346
                                                                                               ---------       ---------
                                                                                               ---------       ---------

                        CITICASTERS INC. AND SUBSIDIARIES

                            STATEMENTS OF OPERATIONS
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                                                            YEAR ENDED DECEMBER 31,
                                                                                 ---------------------------------------
                                                                                  Predecessor
                                                                                     1993          1994          1995
Net revenues:
  Television broadcasting. . . . . . . . . . . . . . . . . . . . . . . . . .        $139,576      $130,418       $61,592
  Radio broadcasting . . . . . . . . . . . . . . . . . . . . . . . . . . . .          65,592        66,625        74,822
                                                                                  ----------    ----------    ----------
                                                                                     205,168       197,043       136,414
                                                                                  ----------    ----------    ----------
Costs and expenses:
  Operating expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . .          71,730        60,682        37,416
  Selling, general and administrative. . . . . . . . . . . . . . . . . . . .          61,340        57,036        43,513
  Corporate, general and administrative expenses . . . . . . . . . . . . . .           3,996         4,796         4,303
  Depreciation and amortization. . . . . . . . . . . . . . . . . . . . . . .          28,119        22,946        14,635
                                                                                  ----------    ----------    ----------
                                                                                     165,185       145,460        99,867
                                                                                  ----------    ----------    ----------

Operating income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          39,983        51,583        36,547
Other income (expense):
  Interest expense, (contractual interest for 1993 was $69,806). . . . . . .         (64,942)      (31,979)      (13,854)
  Minority interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . .         (26,776)        _             _
  Investment income. . . . . . . . . . . . . . . . . . . . . . . . . . . . .             305         1,216         1,231
  Gain on sale of television stations. . . . . . . . . . . . . . . . . . . .           _            95,339         _
  Miscellaneous, net . . . . . . . . . . . . . . . . . . . . . . . . . . . .            (494)          447          (607)
                                                                                  ----------    ----------    ----------
                                                                                     (91,907)       65,023       (13,230)
                                                                                  ----------    ----------    ----------
Earnings (loss) before reorganization items and income taxes . . . . . . . .         (51,924)      116,606        23,317
Reorganization items . . . . . . . . . . . . . . . . . . . . . . . . . . . .         (14,872)        _             _
                                                                                  ----------    ----------    ----------
Earnings (loss) before income taxes and extraordinary items. . . . . . . . .         (66,796)      116,606        23,317
Income taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           _            53,500         9,000
                                                                                  ----------    ----------    ----------
Earnings (loss) before extraordinary items . . . . . . . . . . . . . . . . .         (66,796)       63,106        14,317
Extraordinary items, net of tax. . . . . . . . . . . . . . . . . . . . . . .         408,140         _             _
                                                                                  ----------    ----------    ----------
Net earnings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $341,344       $63,106       $14,317
                                                                                  ----------    ----------    ----------
                                                                                  ----------    ----------    ----------

Share data:
  Primary and Fully Diluted:
    Net earnings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               *         $2.55          $.68
    Average common shares. . . . . . . . . . . . . . . . . . . . . . . . . .               *        24,777        21,017


___________
*    Share amounts are not relevant due to the effects of the reorganization.

                        CITICASTERS INC. AND SUBSIDIARIES

                  STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)


                                                                         YEAR ENDED DECEMBER 31,
                                                                -----------------------------------------
                                                                 PREDECESSOR
                                                                    1993          1994           1995
Common stock, including additional paid-in capital:
 Beginning balance . . . . . . . . . . . . . . . . . . . . . .     $270,891       $138,588        $87,831
 Common stock issued:
  Exercise of stock options. . . . . . . . . . . . . . . . . .      -               -                 273
  Stock bonus awarded. . . . . . . . . . . . . . . . . . . . .          350            297         -
 Common stock repurchased and retired. . . . . . . . . . . . .      -             (51,054)        (5,168)
 Effect of restructuring . . . . . . . . . . . . . . . . . . .    (132,653)         -              -
                                                                  ---------     ----------      ---------
 Balance at end of period. . . . . . . . . . . . . . . . . . .     $138,588        $87,831        $82,936
                                                                  ---------     ----------      ---------
                                                                  ---------     ----------      ---------

Retained earnings:
 Beginning balance . . . . . . . . . . . . . . . . . . . . . .   $(609,920)        $-             $63,106
 Net earnings. . . . . . . . . . . . . . . . . . . . . . . . .      341,344         63,106         14,317
 Application of fresh-start accounting . . . . . . . . . . . .      268,576         -              -
 Cash dividends. . . . . . . . . . . . . . . . . . . . . . . .      -               -               (667)
                                                                  ---------     ----------      ---------
 Balance at end of period. . . . . . . . . . . . . . . . . . .     $-              $63,106        $76,756
                                                                  ---------     ----------      ---------

Total Shareholders' Equity . . . . . . . . . . . . . . . . . .     $138,588       $150,937       $159,692
                                                                  ---------     ----------      ---------
                                                                  ---------     ----------      ---------

                        CITICASTERS INC. AND SUBSIDIARIES

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                                                  YEAR ENDED DECEMBER 31,
                                                                                        ----------------------------------------
                                                                                          PREDECESSOR
                                                                                             1993          1994         1995
Operating Activities:
  Net earnings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $341,344       $63,106      $14,317
  Adjustments:
    Depreciation and amortization. . . . . . . . . . . . . . . . . . . . . . . . . . .         28,119        22,946       14,635
    Non-cash interest expense. . . . . . . . . . . . . . . . . . . . . . . . . . . . .          8,780           198          190
    Other non-cash adjustments (primarily non-cash dividends on the
      preferred stock of a former subsidiary). . . . . . . . . . . . . . . . . . . . .         26,941       -             -
    Reorganization items . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         14,872       -             -
    Realized gains on sales of assets. . . . . . . . . . . . . . . . . . . . . . . . .         (1,871)      (51,218)      -
    Extraordinary gains on retirements and refinancing of long-term debt . . . . . . .       (408,140)      -             -
    Decrease (increase) in trade receivables . . . . . . . . . . . . . . . . . . . . .         (1,635)       16,443         (644)
    Decrease (increase) in broadcast program rights, net of fees payable . . . . . . .            201          (146)         916
    Increase (decrease) in accounts payable, accrued expenses and other liabilities. .          9,514        (2,891)      (5,885)
    Increase (decrease) in deferred taxes. . . . . . . . . . . . . . . . . . . . . . .       -               (6,559)         336
    Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            306        (4,389)        (634)
                                                                                           ----------    ----------    ---------
                                                                                               18,431        37,490       23,231
                                                                                           ----------    ----------    ---------

Investing Activities:
  Deposits on broadcast stations to be acquired. . . . . . . . . . . . . . . . . . . .       -              -             (7,500)
  Purchases of:
    Broadcast stations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       -              (16,000)     (50,598)
    Real estate, property and equipment. . . . . . . . . . . . . . . . . . . . . . . .         (5,967)       (7,569)     (11,857)
  Sales of:
    Broadcast stations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,600       381,547      -
    Entertainment businesses:
      Cash proceeds received . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       -                5,000      -
      Cash expenses related to sale. . . . . . . . . . . . . . . . . . . . . . . . . .         (6,021)         (813)         (22)
    Investments and other subsidiaries . . . . . . . . . . . . . . . . . . . . . . . .       -                2,841      -
  Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         (1,131)          204         (378)
                                                                                           ----------    ----------    ---------
                                                                                              (11,519)      365,210      (70,355)
                                                                                           ----------    ----------    ---------

Financing Activities:
  Retirements and refinancing of long-term debt. . . . . . . . . . . . . . . . . . . .       (370,150)     (505,824)      (3,500)
  Additional long-term borrowings. . . . . . . . . . . . . . . . . . . . . . . . . . .        355,339       195,350       13,500
  Financing costs. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        (13,549)     -              -
  Common shares repurchased. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       -              (51,054)      (5,168)
  Cash dividends paid on common stock. . . . . . . . . . . . . . . . . . . . . . . . .       -             -                (667)
  Proceeds from the sale of common stock . . . . . . . . . . . . . . . . . . . . . . .          1,161      -              -
  Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       -                  297          273
                                                                                           ----------    ----------    ---------
                                                                                              (27,199)     (361,231)       4,438
                                                                                           ----------    ----------    ---------
Net Increase (Decrease) in Cash and Short-Term Investments . . . . . . . . . . . . . .        (20,287)       41,469      (42,686)
Cash and short-term investments at beginning of period . . . . . . . . . . . . . . . .         25,076         4,789       46,258
                                                                                           ----------    ----------    ---------
Cash and short-term investments at end of period . . . . . . . . . . . . . . . . . . .         $4,789       $46,258       $3,572
                                                                                           ----------    ----------    ---------
                                                                                           ----------    ----------    ---------

                        CITICASTERS INC. AND SUBSIDIARIES

   SUPPLEMENTARY SCHEDULE TO THE STATEMENT OF CASH FLOWS-REORGANIZATION ITEMS

                                 (IN THOUSANDS)


                                                                                                   YEAR ENDED
                                                                                                    DECEMBER
                                                                                                    31, 1993
                                                                                                   PREDECESSOR
 Effects of Reorganization Activities:
   Cash Items:
    Operating activities:
     Professional fees and other expenses related to bankruptcy proceedings and
       consummation of the reorganization. . . . . . . . . . . . . . . . . . . . . . . . .            $(10,633)
                                                                                                  ------------
                                                                                                  ------------

  Financing activities:
    Long-term debt issued for cash . . . . . . . . . . . . . . . . . . . . . . . . . . . .              $6,339
    Common stock issued for cash . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               1,161
                                                                                                  ------------
                                                                                                        $7,500
                                                                                                  ------------
                                                                                                  ------------

Non Cash Items:
  Increase in long-term debt (primarily reduction in original issue discount). . . . . . .             $25,967
  Net adjustment of accounts to fair value . . . . . . . . . . . . . . . . . . . . . . . .             (15,961)
  Decrease in liabilities subject to exchange. . . . . . . . . . . . . . . . . . . . . . .             (40,423)
  Increase in accrued liabilities (professional fees and other expenses related to
    consummation of the reorganization). . . . . . . . . . . . . . . . . . . . . . . . . .               1,438
  Decrease in long-term debt through the issuance of common stock. . . . . . . . . . . . .            (221,541)
  Elimination of minority interest (preferred stock of subsidiary) through the
    issuance of common stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            (274,932)
  Common stock issued in reorganization. . . . . . . . . . . . . . . . . . . . . . . . . .             134,762
                                                                                                  ------------
                                                                                                     $(390,690)
                                                                                                  ------------
                                                                                                  ------------

                        CITICASTERS INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS

A.     ACCOUNTING POLICIES

ORGANIZATION. Citicasters is engaged in the ownership and operation of radio and television stations and derives substantially all of its revenue from the sale of advertising time. The amount of broadcast advertising time available for sale by Citicasters' stations is relatively fixed, and by its nature cannot be stockpiled for later sale. Therefore, the primary variables affecting revenue levels are the demand for advertising time, the viewing or listening audience of the station and the entry of new stations in the marketplace. The major variable costs of operation are programming (news, sports and entertainment), sales costs related to revenues and promotional costs. The success of the programming determines the audience levels and therefore affects revenue.

BASIS OF PRESENTATION. The accompanying financial statements include the accounts of Citicasters Inc. and its subsidiaries. For purposes of the financial statements and notes hereto the term "Predecessor" refers to Great American Communications Company and its subsidiaries prior to emergence from chapter 11 bankruptcy. Significant intercompany balances and transactions have been eliminated.

       On December 28, 1993, the Predecessor completed its comprehensive financial restructuring through a prepackaged plan of reorganization under chapter 11 of the Bankruptcy Code (see Note B for a description of the reorganization). Pursuant to the reporting principles of AICPA Statement of Position No. 90-7 entitled "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" ("SOP 90-7"), Predecessor adjusted its assets and liabilities to their estimated fair values upon consummation of the reorganization. The adjustments to reflect the consummation of the reorganization as of December 31, 1993, including, among other things, the gain on debt discharge and the adjustment to record assets and liabilities at their fair values, have been reflected in the accompanying financial statements. The Statements of Operations, Changes in Shareholders' Equity and Cash Flows for the year ended December 31, 1993 are presented on a historical cost basis without giving effect to the reorganization. Therefore, the Statements of Operations, Changes in Shareholders' Equity and Cash Flows for periods after December 31, 1993 are generally not comparable to prior periods and are separated by a line (see Note B).

       All acquisitions have been treated as purchases. The accounts and results of operations of companies since their formation or acquisition are included in the consolidated financial statements.

       American Financial Group, Inc. and its Subsidiaries ("American Financial") owned 7,566,889 shares (37.8%) of Citicasters' outstanding Common Stock at March 1, 1996. At that date, American Financial's Chairman, Carl H. Lindner, owned an additional 3,428,166 shares (17.1%) of Citicasters' outstanding Common Stock.

USE OF ESTIMATES. The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Changes in circumstances could cause actual results to differ materially from those estimates.

BROADCAST PROGRAM RIGHTS. The rights to broadcast non-network programs on Citicasters' television stations are stated at cost, less accumulated amortization. These costs are charged to operations on a straight-line basis over the contract period or on a per-showing basis, whichever results in the greater aggregate amortization.

PROPERTY AND EQUIPMENT. Property and equipment are based on cost and depreciation is calculated primarily using the straight-line method. Depreciable lives are: land improvements, 8-20 years; buildings and improvements, 8-40 years; operating and other equipment, 3-20 years; and leasehold improvements, over the life of the lease.

CONTRACTS, BROADCASTING LICENSES AND OTHER INTANGIBLES. Contracts, broadcasting licenses and other intangibles represent the excess of the value of the broadcast station over the values of their net tangible assets, and is attributable to FCC licenses, network affiliation agreements and other contractual or market related factors. Reorganization value in excess of amounts allocable to identifiable assets represents the excess of the estimated fair value of Citicasters at the time of the reorganization over the estimated fair value allocated to its net identifiable assets. Intangible assets are being amortized on a straight-line basis over an average of 34 years. On an ongoing basis, Citicasters reviews the carrying value of its intangible assets. If this review indicates that intangible assets will not be recoverable, as determined based on undiscounted cash flows of broadcast stations over the remaining amortization period, Citicasters' carrying value of intangible assets are reduced by the amount of the estimated shortfall of cash flows.

INCOME TAXES. Citicasters files a consolidated Federal income tax return which includes all 80% or more owned subsidiaries. Deferred income tax assets and liabilities are determined based on differences between financial reporting and tax bases and are measured using enacted tax rates. Deferred tax assets are recognized if it is more likely than not that a benefit will be realized.

EARNINGS PER SHARE. Primary and fully diluted earnings per share in 1994 and 1995 are based upon the weighted average number of common shares and gives effect to common equivalent shares (dilutive options) outstanding during the respective periods. As a result of the effects of the reorganization, per share data for the year ended December 31, 1993 has been rendered meaningless and, therefore, per share information for this period has been omitted from the accompanying financial statements.

 STOCK BASED COMPENSATION. The Company grants stock options for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of grant. The Company accounts for stock option grants in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees, and, accordingly, recognizes no compensation expense for the stock option grants.

STATEMENT OF CASH FLOWS. For cash flow purposes, "investing activities" are defined as making and collecting loans and acquiring and disposing of debt or equity instruments and property and equipment. "Financing activities" include obtaining resources from owners and providing them with a return on their investments, borrowing money and repaying amounts borrowed. All other activities are considered "operating." Short-term investments for purposes of the financial statements are those which had a maturity of three months or less when acquired.

B.     REORGANIZATION

       On December 28, 1993, Citicasters completed its comprehensive financial restructuring that was designed to enhance its long-term viability by adjusting its capitalization to reflect current and projected operating performance levels. The Predecessor accomplished the reorganization of its debt and preferred stock obligations through "prepackaged" bankruptcy filings made under chapter 11 of the Bankruptcy Code by the Predecessor and two of its former non-operating subsidiaries. The Predecessor's primary operating subsidiary, Great American Television and Radio Company, Inc., was not a party to any such filings under the Bankruptcy Code.

       Acceptances for a prepackaged plan of reorganization were solicited in October and early November 1993. The plan of reorganization described below was overwhelmingly approved by the creditors and shareholders. The Predecessor filed its bankruptcy petition with the Bankruptcy Court on November 5, 1993. The plan was confirmed on December 7, 1993 and became effective on December 28, 1993. Under the terms of the plan the following occurred:

       - Predecessor effected a reverse stock split; issuing 2.25 shares of a new class of common stock for each 300 shares of common stock outstanding prior to the reorganization.

       - Debt with a carrying value of $634.8 million was exchanged for 23,256,913 shares of common stock and $426.6 million in debt.

       - Preferred stock of a subsidiary was exchanged for 1,515,499 shares of common stock.

       - American Financial fulfilled a commitment to contribute $7.5 million in cash for which it received approximately $6.3 million principal amount of 14% Notes and 213,383 shares of common stock.

       - The net expense incurred as a result of the chapter 11 filings and subsequent reorganization has been segregated from ordinary operations in the Statement of Operations. Reorganization items for 1993 include the following (in thousands):

     Financing costs...............................................     $25,967
     Adjustments to fair value.....................................     (15,961)
     Professional fees and other expenses related to bankruptcy....       4,914
                                                                      ---------
     Interest income...............................................         (48)
                                                                      ---------
                                                                        $14,872
                                                                      ---------
                                                                      ---------

       Financing costs consist of the unamortized portion of original issue discount and deferred financing costs relating to debt subject to exchange as of the date the petition for bankruptcy was filed (November 5, 1993). Adjustments to fair value reflect the net change to state assets and liabilities at estimated fair value as of December 31, 1993. Interest income is attributable to the accumulation of cash and short-term investments after commencement of the chapter 11 cases.

       Pursuant to the fresh-start reporting provisions of SOP 90-7, the Predecessor's assets and liabilities were revalued and a new reporting entity was created with no retained earnings or accumulated deficit as of the effective date. The period from the effective date to December 31, 1993 was considered immaterial thus, December 31, 1993 was used as the effective date for recording the fresh-start adjustments. Predecessor's results of operations for the period from the effective date of the restructuring to December 31, 1993 have been reflected in the Statement of Operations for the year ended December 31, 1993.

       The reorganization values of the assets and liabilities were determined based upon several factors including: prices and multiples of broadcast cash flow (operating income before depreciation and amortization) paid in purchase and business combination transactions, projected operating results of the broadcast stations, market values of publicly traded broadcast companies, economic and industry information and the reorganized capital structure. The foregoing factors resulted in a range of reorganization values between $75 and $200 million. Based upon an analysis of all of this data, management determined that the reorganization value of the company would be $138.6 million.

       The gain on debt discharge is summarized as follows (in thousands):

      Carrying value of debt securities subject to exchange,
       including accrued interest..................................   $318,447
      Carrying value of preferred stock of subsidiary, including
       accrued dividends...........................................    309,608
      Aggregate principal amount of 14% Senior Extendable Notes
       issued in exchanges, including accrued interest
       since June 30, 1993.........................................    (71,236)
      Aggregate value of common stock issued in exchanges..........   (134,762)
      Expenses attributable to consummation of the reorganization..     (7,573)
                                                                     ---------
      Total gain on debt discharge (See Note J)....................   $414,484
                                                                     ---------
                                                                     ---------

C.     ACQUISITIONS AND DISPOSITIONS

       During June 1995, Citicasters acquired its second FM station in Portland
(KKCW) for $30 million. During August 1995, Citicasters acquired a second FM radio station in Tampa (WTBT) for $5.5 million. The purchase price for WTBT-FM could increase to $8 million depending on the satisfaction of certain conditions. Citicasters began operating WTBT-FM during March 1995. In December 1995, the Company began operating WHOK-FM, WLLD-FM and WLOH-AM in Columbus under a local marketing agreement and acquired the stations in January 1996 for $24 million.

       During 1994, Citicasters sold one AM and three FM radio stations and acquired or commenced the operation of two FM radio stations. The following table sets forth certain information regarding these radio station transactions:


                            DATE OPERATIONS             DATE OF         ACQUISITION PRICE/
                            COMMENCED/CEASED            CLOSING             SALES PRICE
 Acquisitions:
   Sacramento (KRXQ-FM)          January 1,1994          May 27, 1994           $16 million
   Cincinnati (WWNK-FM)          April 25, 1994        April 21, 1995           $15 million
 Dispositions:
   Detroit (WRIF-FM)           January 23, 1994    September 23, 1994         $11.5 million
   Milwaukee (WLZR-FM&AM)        April 14, 1994        April 14, 1994            $7 million
   Denver (KBPI-FM)              April 19, 1994        August 5, 1994            $8 million


       In the aggregate, the purchases and sales of radio stations completed in 1994 and 1995 did not have a material effect on Citicasters' results. No gain or loss was recognized on the radio stations sold during 1994, because those stations were valued at their respective sales price under the fresh-start reporting provision of SOP 90-7.

       During September and October 1994, Citicasters sold four of its network affiliated television stations to entities affiliated with New World Communications Group Incorporated ("New World"). The stations sold included KSAZ in Phoenix, WDAF in Kansas City, WBRC in Birmingham and WGHP in Greensboro/Highpoint. Citicasters received $355.5 million in cash and a warrant to purchase, for five years, 5,000,000 shares of New World Common Stock at $15 per share. The warrant was valued at $10 million and is included in the balance sheet caption "Deferred charges and other assets." Citicasters recorded a pretax gain of $95.3 million ($50.1 million after tax) on these sales. Proceeds from the sales were used to retire long-term debt and to repurchase shares of the Company's Common Stock. During 1995, the terms of the warrant were amended to modify the registration rights relating to the underlying shares. In consideration for such modification, the exercise price was increased from $15 to $16 per share.

       The following unaudited proforma financial information is based on the historical financial statements of Citicasters, adjusted to reflect the television station sales, retirement of long-term debt, the effects of the December 1993 reorganization and the February 1994 refinancing of subordinated debt (in thousands except per share data).


                                                 YEAR ENDED
                                                DECEMBER 31,
                                           1993                1994
     Net revenues. . . . . . . . . .    $119,597            $128,375
                                        --------            --------
                                        --------            --------
     Operating income. . . . . . . .     $20,142            $ 30,624
                                        --------            --------
                                        --------            --------
     Net earnings. . . . . . . . . .      $4,244            $ 11,582
                                        --------            --------
                                        --------            --------
     Net earnings per share. . . . .        $.16                $.47
                                        --------            --------
                                        --------            --------

D.         PROPERTY AND EQUIPMENT

     Property and equipment at December 31, consisted of the following (in thousands):

                                           1994                1995
     Land and land improvements. . .      $5,305              $5,883
     Buildings and improvements. . .      10,710              15,458
     Operating and other equipment .      13,873              22,771
                                        --------            --------
                                          29,888              44,112
     Accumulated depreciation. . . .      (4,805)            (10,234)
                                        --------            --------
                                         $25,083             $33,878
                                        --------            --------
                                        --------            --------

       Pursuant to the fresh-start reporting principles of SOP 90-7, the carrying value of property and equipment was adjusted to estimated fair value as of the effective date of the reorganization, which included the restarting of accumulated depreciation. Depreciation expense relating to property and equipment was $11.6 million in 1993; $8.7 million in 1994; and $5.4 million in 1995.

E.     CONTRACTS, BROADCASTING LICENSES AND OTHER INTANGIBLES

       Contracts, broadcasting licenses and other intangibles at December 31, consisted of the following (in thousands):

                                                          1994          1995
     Licenses, network affiliation agreements and
       other market related intangibles. . . . . . .    $275,629      $322,749
     Reorganization value in excess of amounts
       allocable to identifiable assets. . . . . . .       7,998         7,998
                                                        --------      --------
                                                         283,627       330,747
     Accumulated amortization. . . . . . . . . . . .      (8,932)      (17,956)
                                                        --------      --------
                                                        $274,695      $312,791
                                                        --------      --------
                                                        --------      --------

       Citicasters' carrying value of its broadcasting assets was adjusted to estimated fair value as of the effective date of the reorganization pursuant to the reporting principles of SOP 90-7. This adjustment included, among other things, the restarting of accumulated amortization related to intangibles.

       Amortization expense relating to contracts, broadcasting licenses and other intangibles was $16.5 million in 1993; $14.2 million in 1994; and $9.3 million in 1995.

F.     LONG-TERM DEBT

      Long-term debt at December 31, consisted of the following (in thousands):

                                                           1994          1995
     Citicasters:
       9 3/4% Senior Subordinated Notes due
          February 2004, less unamortized discount
          of $2,709 and $2,519 (imputed interest
          rate 10.13%). . . . . . . . . . . . . . . .    $122,291      $122,481
     Subsidiaries:
       Bank credit facility . . . . . . . . . . . . .           _        10,000
                                                         --------      --------
         Total long-term debt . . . . . . . . . . . .    $122,291      $132,481
                                                         --------      --------
                                                         --------      --------

       At December 31, 1995, the only sinking fund or other scheduled principal payments due during the next five years is $10 million, due in 1998.

       Cash interest payments were $45.1 million in 1993; $27.1 million in 1994; and $12.9 million in 1995.

       In February 1994, Citicasters refinanced its 14% Notes and the 13% Senior Subordinated Notes due 2001 through the issuance of $200 million principal amount of 9 3/4% Senior Subordinated Notes due 2004 ("9 3/4% Notes"). The 9 3/4% Notes were issued at a discount; the net proceeds were $195.4 million. No gain or loss was recognized on these transactions. A portion of the proceeds from the sale of the four television stations ($305 million) was used to retire long-term debt including $75 million principal amount of the 9 3/4% Notes.

       In October 1994, Citicasters entered into a bank credit agreement with a group of banks providing two revolving credit facilities: a $125 million facility to fund future acquisitions and a $25 million working capital facility. The acquisition facility is available through December 31, 2001. The maximum amount available under this facility will be reduced by $7.5 million per quarter beginning in the first quarter of 1998. The working capital facility is available through December 31, 1997. Citicasters is required to use excess cash flow to reduce amounts outstanding under the facilities if leverage ratios exceed certain levels.

       The interest rate under the facilities varies depending on Citicasters' leverage ratio. In the case of the base rate option, the rate ranges from the base rate to the base rate plus .75%. In the case of the eurodollar rate option, the rate ranges from 1% to 2% over the eurodollar rate. The weighted average interest rate on Citicasters outstanding bank debt as of December 31, 1995 was 6.84%. The bank credit facilities are secured by substantially all the assets of Citicasters. As of March 1, 1996, Citicasters had $26 million outstanding under the acquisition facility.

       Citicasters' 9 3/4% Notes require a prepayment of the 9 3/4% Notes in the event of certain changes in the control of Citicasters and further require the proceeds from certain asset sales to be used to partially redeem 9 3/4% Notes.

       At December 31, 1995 the market of the 9 3/4% Notes exceeded carrying value by approximately $1.5 million.

G.     SHAREHOLDERS' EQUITY

       Citicasters is authorized to issue 500 million shares of Class A Common Stock, $.01 par value, 125 million shares of Class B Common Stock, $.01 par value and 9.5 million shares of Serial Preferred Stock, $.01 par value. The preferred stock may have such preferences and other rights and limitations as the Board of Directors may designate with respect to each series.

       During 1994 and 1995, Citicasters acquired 2,354,475 and 254,760 shares of its common stock from several unaffiliated institutions for $51.1 million and $5.2 million, respectively. Under the most restrictive provision of Citicasters' debt covenants, Citicasters may acquire an additional $8.7 million of its common stock.

       During 1995, Citicasters' Board of Directors twice declared three-for-two stock splits of its outstanding common stock. All share and per share data have been restated to reflect both stock splits.

       The Company's debt instruments contain certain covenants which limit the amount of dividends which Citicasters is able to pay on its common stock. Under the most restrictive provision of Citicasters' debt covenants, dividends are limited to a maximum of $2.5 million annually. Citicasters paid a dividend of $.03 per common share in 1995. Under the merger agreement with Jacor (see Note M), Citicasters will not be permitted to pay dividends without the prior consent of Jacor.

       Changes in the number of shares of common stock are shown in the following table:


     Predecessor:
        Outstanding at January 1, 1993 . . . . . . . . . . . . .     56,729,434
        Effect of reverse stock split in restructuring . . . . .    (56,303,963)
        Issued in restructuring for exchanges of securities. . .     24,772,412
        Issued for cash. . . . . . . . . . . . . . . . . . . . .        213,383
     Citicasters:
        Stock bonuses awarded to employees . . . . . . . . . . .         52,425
                                                                    -----------
        Outstanding at December 31, 1993 . . . . . . . . . . . .     25,463,691
        Stock bonuses awarded to employees . . . . . . . . . . .         37,125
        Stock repurchased and retired. . . . . . . . . . . . . .     (5,297,569)
                                                                    -----------
        Outstanding at December 31, 1994 . . . . . . . . . . . .     20,203,247
        Exercise of stock option . . . . . . . . . . . . . . . .         29,812
        Stock repurchased and retired. . . . . . . . . . . . . .       (256,132)
                                                                    -----------
        Outstanding at December 31, 1995 . . . . . . . . . . . .     19,976,927
                                                                    -----------
                                                                    -----------

       Following the consummation of the reorganization, the Board of Directors established the 1993 Stock Option Plan. The Plan provides for granting both non-qualified and incentive stock options to key employees. There are 1,800,000 common shares reserved for issuance under the 1993 Plan. During 1994, the Board of Directors established the 1994 Directors Stock Option Plan. The Plan provides for the granting of options to non-employee directors of Citicasters. There are 450,000 common shares reserved for issuance under the 1994 Plan. Options under both plans become exercisable at the rate of 20% per year commencing one year after grant and expire at the earlier of 10 years from the date of grant, three months after termination of employment or retirement as a director, or one year after the death or disability of the holder.

     Stock option data for Citicasters' stock option plans are as follows:


                                                               1994                            1995
                                                  -----------------------------   -----------------------------
                                                                  OPTION PRICE                    OPTION PRICE
                                                      SHARES        PER SHARE        SHARES         PER SHARE
     Outstanding, beginning of period. . . . . .      1,307,250           $6.67       1,614,375    $6.67-$10.33
     Granted . . . . . . . . . . . . . . . . . .        498,375    $9.77-$10.33          57,500   $18.00-$25.50
     Exercised . . . . . . . . . . . . . . . . .         -                -             (29,812)          $6.67
     Terminated. . . . . . . . . . . . . . . . .       (191,250)          $6.67           -          -
                                                  -------------   -------------   -------------   -------------

     Outstanding, December 31. . . . . . . . . .      1,614,375    $6.67-$10.33       1,642,063    $6.67-$25.50
                                                  -------------   -------------   -------------   -------------
                                                  -------------   -------------   -------------   -------------

     Exercisable, December 31. . . . . . . . . .        223,200           $6.67         516,263    $6.67-$10.33
                                                  -------------   -------------   -------------   -------------
                                                  -------------   -------------   -------------   -------------

     Available for grant December 31 . . . . . .        635,625                         607,937
                                                  -------------                   -------------
                                                  -------------                   -------------


H.     INCOME TAXES

       Deferred income taxes reflect the impact of temporary differences between the carrying amounts of assets and liabilities recognized for financial reporting purposes and the amounts recognized for income tax purposes. Significant components of Citicasters' deferred tax assets and liability as of December 31 are as follows (in thousands):

                                                          1994           1995

     Deferred tax assets:
       Accrued expenses and other. . . . . . . . . .       $8,190         $8,409
     Deferred tax liability:
     Book over tax basis of depreciable assets . . .       52,676         53,231
                                                       ----------     ----------
     Net deferred tax liability. . . . . . . . . . .      $44,486        $44,822
                                                       ----------     ----------
                                                       ----------     ----------

       The following is a reconciliation of Federal income taxes at the "statutory" rate of 35% in 1993, 1994 and 1995 and as shown in the Statement of Operations (in thousands):


                                                                     PREDECESSOR
                                                                         1993           1994           1995
     Earnings (loss) from continuing operations
       before income taxes . . . . . . . . . . . . . . . . . . .        $(66,796)      $116,606       $ 23,317
     Extraordinary items . . . . . . . . . . . . . . . . . . . .         408,140         -               -
                                                                     -----------    -----------    -----------
     Adjusted earnings before income taxes . . . . . . . . . . .        $341,344       $116,606       $ 23,317
                                                                     -----------    -----------    -----------
                                                                     -----------    -----------    -----------
     Income taxes at the statutory rate. . . . . . . . . . . . .        $119,470       $ 40,812       $  8,161
     Effect of:
       Book basis over tax basis of stations sold. . . . . . . .          -               8,472          -
       Goodwill. . . . . . . . . . . . . . . . . . . . . . . . .            (630)           599             74
       Minority interest . . . . . . . . . . . . . . . . . . . .           9,372         -               -
       Certain reorganization items. . . . . . . . . . . . . . .        (127,606)        -               -
       State taxes net of Federal income tax benefit . . . . . .          -               3,575            650
       Other . . . . . . . . . . . . . . . . . . . . . . . . . .            (606)            42            115
                                                                     -----------    -----------    -----------
       Income taxes as shown in the Statement of Operations. . .        $ -            $ 53,500       $  9,000
                                                                     -----------    -----------    -----------
                                                                     -----------    -----------    -----------

     Income tax provision as applied to continuing operations consists of (in thousands):


                                                                     PREDECESSOR
                                                                        1993            1994           1995
     Current taxes . . . . . . . . . . . . . . . . . . . . . . .        $ -            $ 42,800       $  7,300
     Deferred taxes. . . . . . . . . . . . . . . . . . . . . . .          -               5,200            700
     State taxes . . . . . . . . . . . . . . . . . . . . . . . .          -               5,500          1,000
                                                                     -----------    -----------    -----------
                                                                        $ -            $ 53,500       $  9,000
                                                                     -----------    -----------    -----------
                                                                     -----------    -----------    -----------


       Federal income taxes of $7 million and $8.4 million were paid in cash during 1994 and 1995, respectively.

I.     DISCONTINUED OPERATIONS

       During 1994, Citicasters received an additional $5 million related to the 1991 sale of its entertainment businesses. The after-tax proceeds were credited to reorganization intangibles. A final distribution is scheduled to occur in December 1996. It is not possible to quantify the amount of the distribution Citicasters will receive at that time.

J.     EXTRAORDINARY ITEMS

       Predecessor's extraordinary items in 1993 consisted of a loss of $6.3 million from the retirement of debt prior to the reorganization and a gain of $414.5 million on debt discharge in the reorganization.

K.     PENDING LEGAL PROCEEDINGS

       Management, after review and consultation with counsel, considers that any liability from litigation pending against Citicasters and any of its subsidiaries would not materially affect the consolidated financial position or results of operations of Citicasters and its subsidiaries.

L.     ADDITIONAL INFORMATION

       Quarterly Operating Results (Unaudited)-The following are quarterly results of consolidated operations for 1994 and 1995 (in thousands except per share data).

                                                  1ST       2ND       3RD       4TH
                                                QUARTER   QUARTER   QUARTER   QUARTER   TOTAL
     1994
        Net revenues . . . . . . . . . . . .    $48,449   $60,423   $50,908   $37,263  $197,043
        Operating income . . . . . . . . . .      7,193    18,321    13,386    12,683    51,583
        Net earnings (loss). . . . . . . . .     (1,752)    5,161    44,851    14,846    63,106
        Net earnings (loss) per share. . . .      $(.07)     $.20     $1.75      $.67     $2.55
     1995
        Net revenues . . . . . . . . . . . .    $29,045   $36,886   $34,126   $36,357  $136,414
        Operating income . . . . . . . . . .      4,724    11,588     8,910    11,325    36,547
        Net earnings . . . . . . . . . . . .      1,278     5,242     3,282     4,515    14,317
        *Net earnings per share. . . . . . .       $.06      $.25      $.15      $.21      $.68

___________
* The sum of the quarterly earnings per share does not equal the earnings per share computed on a year-to-date basis due to rounding.

       Citicasters' financial results are seasonal. Revenues are higher in the second and fourth quarter and lower in the first and third quarter; the first quarter is the lowest of the year.

       During the third and fourth quarters of 1994, Citicasters recorded net earnings of $41.7 million and $8.4 million, respectively, attributable to the sale of the four television stations.

       Included in selling, general and administrative expenses in 1993, 1994 and 1995 are charges of $6.6 million, $7.2 million and $5.8 million, respectively, for advertising and charges of $2.4 million, $2.2 million and $1.3 million, respectively, for repairs and maintenance.

M.     SUBSEQUENT EVENT

       On February 12, 1996, Citicasters and Jacor Communications, Inc. entered into a merger agreement by which Jacor will acquire Citicasters. Under the agreement, for each share of Citicasters' stock, Jacor will pay cash of $29.50 plus a five-year warrant to purchase approximately .2 shares of Jacor common stock at $28 per share. If the closing occurs after September 1996 the exercise price of the warrant would be reduced to $26 per share and the per share cash price would increase at the rate of $.2215 per month. American Financial and certain of its affiliates have agreed to execute irrevocable consents in favor of the Jacor transaction on March 13, 1996. The closing of the transaction is conditioned on, among other things, receipt of FCC and other regulatory approvals. Upon consummation of the merger, holders of the 9 3/4% Notes have the right to put their notes to the Company at 101% of principal.

                        CITICASTERS INC. AND SUBSIDIARIES
                        CONDENSED BALANCE SHEET-UNAUDITED
                             (DOLLARS IN THOUSANDS)

                                                               ASSETS

                                                                                        DECEMBER 31, 1995     MARCH 31, 1996
                                                                                        -----------------     --------------
Current assets:
   Cash and short-term investments . . . . . . . . . . . . . . . . . . . . . . . . .        $  3,572             $  6,238
   Trade receivables, less allowance for doubtful accounts of $1,643 and $1,603. . .          32,495               27,835
   Broadcast program rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . .           5,162                4,596
   Prepaid and other current assets. . . . . . . . . . . . . . . . . . . . . . . . .           3,059                2,687
                                                                                            --------             --------
       Total current assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . .          44,288               41,356
   Broadcast program rights, less current portion. . . . . . . . . . . . . . . . . .           3,296                2,406
   Property and equipment, net . . . . . . . . . . . . . . . . . . . . . . . . . . .          33,878               37,159
   Contracts, broadcasting licenses and other intangibles, less accumulated
     amortization of $17,956 and $20,489 . . . . . . . . . . . . . . . . . . . . . .         312,791              331,258
   Deferred charges and other assets . . . . . . . . . . . . . . . . . . . . . . . .          22,093               14,549
                                                                                            --------             --------
                                                                                            $416,346             $426,728
                                                                                            --------             --------
                                                                                            --------             --------
                                                LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable accrued expenses and other current liabilities . . . . . . . . .        $ 17,061             $ 12,983
   Broadcast program rights fees payable . . . . . . . . . . . . . . . . . . . . . .           5,298                4,645
                                                                                            --------             --------
       Total current liabilities . . . . . . . . . . . . . . . . . . . . . . . . . .          22,359               17,628
   Broadcast program rights fees payable, less current portion . . . . . . . . . . .           2,829                2,212
   Long-term debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         132,481              148,532
   Deferred income taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          44,822               44,822
   Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          54,163               54,200
                                                                                            --------             --------
       Total liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         256,654              267,394
Shareholders' equity:
   Common Stock, $.01 par value, including additional paid-in capital;
     500,000,000 shares authorized; 19,976,927 and 20,007,552 shares outstanding . .          82,936               83,148
   Retained earnings from January 1, 1994. . . . . . . . . . . . . . . . . . . . . .          76,756               76,186
                                                                                            --------             --------
       Total shareholders' equity. . . . . . . . . . . . . . . . . . . . . . . . . .         159,692              159,334
                                                                                            --------             --------
                                                                                            $416,346             $426,728
                                                                                            --------             --------
                                                                                            --------             --------

                       See notes to financial statements.

                        CITICASTERS INC. AND SUBSIDIARIES
                   CONDENSED STATEMENT OF OPERATIONS-UNAUDITED
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                THREE MONTHS ENDED
                                                                      MARCH 31,
                                                              -----------------------
                                                                1995           1996
                                                              --------       --------
Net Revenues:
    Television broadcasting. . . . . . . . . . . . . .        $14,086        $13,677
    Radio broadcasting . . . . . . . . . . . . . . . .         14,959         17,500
                                                              -------        -------
                                                               29,045         31,177
                                                              -------        -------
Costs and expenses:
    Operating expenses . . . . . . . . . . . . . . . .          9,144         10,034
    Selling, general and administrative. . . . . . . .         10,735         11,694
    Corporate general and administrative . . . . . . .          1,123          1,053
    Depreciation and amortization. . . . . . . . . . .          3,319          4,065
                                                              -------        -------
                                                               24,321         26,846
                                                              -------        -------
Operating income . . . . . . . . . . . . . . . . . . .          4,724          4,331
Other income (expense):
    Interest expense . . . . . . . . . . . . . . . . .         (3,513)        (3,734)
    Investment income. . . . . . . . . . . . . . . . .            680             55
    Miscellaneous, net . . . . . . . . . . . . . . . .            187         (1,522)
                                                              -------        -------
                                                               (2,646)        (5,201)
                                                              -------        -------
Earnings (loss) before income taxes. . . . . . . . . .          2,078           (870)
Income tax (benefit) . . . . . . . . . . . . . . . . .            800           (300)
                                                              -------        -------
NET EARNINGS (LOSS). . . . . . . . . . . . . . . . . .        $ 1,278        $  (570)
                                                              -------        -------
                                                              -------        -------
SHARE DATA:
    Primary and Fully Diluted:
       Net earnings (loss) . . . . . . . . . . . . . .        $   .06        $  (.03)
    Average common shares. . . . . . . . . . . . . . .         20,819         21,119

                       See notes to financial statements.

                        CITICASTERS INC. AND SUBSIDIARIES
        CONDENSED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY-UNAUDITED
                                 (IN THOUSANDS)



                                                               THREE MONTHS ENDED
                                                                     MARCH 31,
                                                             -----------------------
                                                               1995           1996
                                                             --------       --------
Common Stock, including additional paid-in capital:
    Beginning balance. . . . . . . . . . . . . . . . .       $ 87,831       $ 82,936
Common Stock issued:
    Exercise of stock options. . . . . . . . . . . . .            162            212
Common Stock repurchased and retired . . . . . . . . .           (329)             -
                                                             --------       --------
Balance at end of period . . . . . . . . . . . . . . .       $ 87,664       $ 83,148
                                                             --------       --------
                                                             --------       --------
Retained earnings:
    Beginning balance. . . . . . . . . . . . . . . . .         63,106         76,756
    Net earnings (loss). . . . . . . . . . . . . . . .          1,278           (570)
                                                             --------       --------
                                                             $ 64,384       $ 76,186
                                                             --------       --------
                                                             --------       --------
TOTAL SHAREHOLDERS' EQUITY . . . . . . . . . . . . . .       $152,048       $159,334
                                                             --------       --------
                                                             --------       --------

                       See notes to financial statements.

                        CITICASTERS INC. AND SUBSIDIARIES
                   CONDENSED STATEMENT OF CASH FLOWS-UNAUDITED
                                 (IN THOUSANDS)



                                                               THREE MONTHS ENDED
                                                                     MARCH 31,
                                                             -----------------------
                                                               1995           1996
                                                             --------       --------
OPERATING ACTIVITIES:
    Net earnings (loss). . . . . . . . . . . . . . . .         $ 1,278       $   (570)
    Adjustments:
       Depreciation and amortization . . . . . . . . .           3,319          4,065
       Non-cash interest expense . . . . . . . . . . .              46             51
       Decrease in trade receivables . . . . . . . . .           6,308          4,660
       Decrease (increase) in broadcast program
         rights, net of fees payable . . . . . . . . .              (7)           186
       Decrease in accounts payable, accrued expenses
         and other liabilities . . . . . . . . . . . . .        (9,459)        (4,000)
       Other. . . . . . . . . . . . . . . . . . . . . .            487            150
                                                               -------        -------
                                                                 1,972          4,542
                                                               -------        -------
INVESTING ACTIVITIES:
    Deposits on broadcast stations to be acquired. . .          (4,900)             -
    Purchases of:
       Broadcast stations. . . . . . . . . . . . . . .               -        (16,500)
       Real estate, property and equipment . . . . . .          (2,591)        (1,820)
    Other. . . . . . . . . . . . . . . . . . . . . . .              60            232
                                                               -------        -------
                                                                (7,431)       (18,088)
                                                               -------        -------
FINANCING ACTIVITIES:
    Additional long-term borrowings. . . . . . . . . .               -         16,000
    Common shares repurchased. . . . . . . . . . . . .            (328)             -
    Other. . . . . . . . . . . . . . . . . . . . . . .             161            212
                                                               -------        -------
                                                                  (167)        16,212
                                                               -------        -------
NET INCREASE (DECREASE) IN CASH AND SHORT-TERM
  INVESTMENTS. . . . . . . . . . . . . . . . . . . . .          (5,626)         2,666
Cash and short-term investments at beginning of period          46,258          3,572
                                                               -------        -------
Cash and short-term investments at end of period . . .         $40,632       $  6,238
                                                               -------        -------
                                                               -------        -------

                       See notes to financial statements.

                        CITICASTERS INC. AND SUBSIDIARIES
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

A.     ACCOUNTING POLICIES

ORGANIZATION Citicasters is engaged in the ownership and operation of radio and television stations and derives substantially all of its revenue from the sale of advertising time. The amount of broadcast advertising time available for sale by Citicasters' stations is relatively fixed, and by its nature cannot be stockpiled for later sale. Therefore, the primary variables affecting revenue levels are the demand for advertising time, the viewing or listening audience of the station and the entry of new stations in the marketplace. The major variable costs of operation are programming (news, sports and entertainment), sales costs related to revenues and promotional costs. The success of the programming determines the audience levels and therefore affects revenue.

BASIS OF PRESENTATION The accompanying financial statements for Citicasters Inc. are unaudited, but Citicasters believes that all adjustments (consisting only of normal recurring accruals, unless otherwise disclosed herein) necessary for fair presentation have been made. The results of operations for interim periods are not necessarily indicative of results to be expected for the year. The financial statements have been prepared in accordance with the instructions to Form 10-Q and therefore do not include all information and footnotes necessary to be in conformity with generally accepted accounting principles. Significant intercompany balances and transactions have been eliminated. Certain reclassifications have been made to conform to the current year's presentation.

       All acquisitions have been treated as purchases. The accounts and results of operations of companies since their formation or acquisition are included in the consolidated financial statements.

       American Financial Group, Inc. and its Subsidiaries ("American Financial") owned 7,566,889 shares or 37.8% of Citicasters' outstanding Common Stock at April 15, 1996. At that date, American Financial's Chairman, Carl H. Lindner, owned an additional 3,341,936 shares or 16.7% of Citicasters' outstanding Common Stock.

USE OF ESTIMATES The preparation of the financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Changes in circumstances could cause actual results to differ materially from those estimates.

BROADCAST PROGRAM RIGHTS The rights to broadcast non-network programs on Citicasters' television stations are stated at cost, less accumulated amortization. These costs are charged to operations on a straight-line basis over the contract period or on a per showing basis, whichever results in the greater aggregate amortization.

PROPERTY AND EQUIPMENT Property and equipment are based on cost and depreciation is calculated primarily using the straight-line method. Depreciable lives are: land improvements, 8-20 years; buildings and improvements, 8-20 years; operating and other equipment, 3-20 years; and leasehold improvements, over the life of the lease.

CONTRACTS, BROADCASTING LICENSES AND OTHER INTANGIBLES Contracts, broadcasting licenses and other intangibles represent the excess of the value of the broadcast stations over the values of their net tangible assets, and is attributable to FCC licenses, network affiliation agreements and other contractual or market related factors. Reorganization value in excess of amounts allocable to identifiable assets represents the excess of the estimated fair value of the Company at the time of the reorganization over the estimated fair value allocated to its net identifiable assets. Intangible assets are being amortized on a straight-line basis over an average of 35 years. On an ongoing basis, Citicasters reviews the carrying value of its intangible assets. If this review indicates that intangible assets will not be recoverable, as determined based on undiscounted cash flows of the Company's broadcast stations over the remaining amortization period, Citicasters' carrying values of intangible assets are reduced by the amount of the estimated shortfall of cash flows.

DEBT DISCOUNT Debt discount is being amortized over the life of the related debt obligations by the interest method.

INCOME TAXES Citicasters files a consolidated Federal income tax return which includes all 80% or more owned subsidiaries. Deferred income tax assets and liabilities are determined based on differences between financial reporting and tax bases and are measured using enacted tax rates. Deferred tax assets are recognized if it is more likely than not that a benefit will be realized

EARNINGS PER SHARE Primary and fully diluted earnings per share are based upon the weighted average number of common shares and gives effect to common equivalent shares (dilutive options) outstanding during the respective periods. The effect of the options was to increase average shares outstanding by 1,116,000 shares for the three months ended March 31, 1996.

STOCK BASED COMPENSATION The Company grants stock options for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of grant. The Company accounts for stock option grants in accordance with APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and, accordingly, recognizes no compensation expense for the stock option grants.

STATEMENT OF CASH FLOWS For cash flow purposes, "investing activities" are defined as making and collecting loans and acquiring and disposing of debt or equity instruments and property and equipment. "Financing activities" include obtaining resources from owners and providing them with a return on their investments, borrowing money and repaying amounts borrowed. All other activities are considered "operating." Short-term investments for purposes of the Financial Statements are those which had a maturity of three months or less when acquired.

B.     ACQUISITIONS AND DISPOSITIONS

       On February 12, 1996, Citicasters and Jacor Communications, Inc.
entered into a merger agreement, by which Jacor will acquire Citicasters.
Under the agreement, for each share of Citicasters' stock Jacor will pay cash of $29.50 plus a five-year warrant to purchase approximately .2 shares of Jacor common stock at $28 per full share. If the closing occurs after September 1996, the exercise price of the warrant would be reduced to $26 per share and the per share cash price would increase at the rate of $.2215 per month. American Financial and certain of its affiliates executed irrevocable consents in favor of the Jacor transaction on March 13, 1996. The closing of the transaction is conditioned on, among other things, receipt of FCC and other regulatory approvals. Upon consummation of the merger, holders of the 9 3/4% Notes have the right to put their notes to the Company at 101% of principal.

       During January 1996, Citicasters acquired two additional FM radio stations (WHOK and WLLD) and an additional AM radio station (WLOH) in Columbus for $24 million. Citicasters borrowed from its acquisition facility to fund the purchases. In the aggregate, the purchases of radio stations completed during 1995 and 1996 did not have a material effect on the Company's results.

       During June 1995, Citicasters acquired its second FM station in Portland (KKCW) for $30 million. During August 1995, Citicasters acquired a second FM radio station in Tampa (WTBT) for $5.5 million. The purchase price for WTBT-FM could increase to $8 million depending on the satisfaction of certain conditions. Citicasters began operating WTBT-FM during March 1995.

C.     LONG-TERM DEBT

      Long-term debt consisted of the following (in thousands):

                                                  DECEMBER 31,     MARCH 31,
                                                      1995           1996
                                                  ------------     ---------
     Citicasters:
        9 3/4% Senior Subordinated Notes due
          February 2004, less unamortized
          discount of $2,519 and $2,468
          (imputed interest rate 10.13%)            $122,481       $122,532
     Subsidiaries:
        Bank credit facility                          10,000         26,000
                                                    --------       --------
                                                    $132,481       $148,532
                                                    --------       --------
                                                    --------       --------

     As of March 31, 1996, Citicasters had $99 million of bank credit available under a $125 million acquisition facility and all $25 million of bank credit available under a working capital facility.

D.     SHAREHOLDERS' EQUITY

       Citicasters is authorized to issue 500 million shares of Class A Common Stock, $.01 par value, 125 million shares of Class B Common Stock, $.01 par value and 9.5 million shares of Serial Preferred Stock, $.01 par value. The preferred stock may have such preferences and other rights and limitations as the Board of Directors may designate with respect to each series.

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

       The following unaudited pro forma financial information (the "Pro Forma Financial Information") is based on the historical financial statements of Jacor Communications, Inc. (The "Company" or "Jacor"), Noble Broadcast Group, Inc. ("Noble") and Citicasters Inc. ("Citicasters") and has been prepared to illustrate the effects of the acquisitions described below and the related financing transactions.

       The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1995 and for the latest twelve months ended March 31, 1996 give effect to each of the following transactions as if such transactions had been completed as of January 1, 1995: (i) Jacor's 1995 completed radio station acquisitions and the February 1996 radio station dispositions, (ii) Noble's completed 1995 radio station acquisitions and dispositions, (iii) Citicasters' completed 1995 and January 1996 radio station acquisitions, (iv) the acquisitions of Noble and Citicasters by the Company (the "Acquisitions"), and (v) the related financing transactions. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 1996 and for the latest twelve months ended March 31, 1996 give effect to each of the following transactions as if such transactions had been completed as of January 1, 1996: (i) Jacor's February 1996 radio station dispositions, (ii) the Acquisitions, and (iii) the related financing transactions. The pro forma condensed consolidated balance sheet as of March 31, 1996 has been prepared as if such acquisitions and the related financing transactions had occurred on that date.

       The Unaudited Pro Forma Financial Information does not purport to present the actual financial position or results of operations of the Company had the transactions and events assumed therein in fact occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The Unaudited Pro Forma Financial Information is based on certain assumptions and adjustments described in the notes hereto and should be read in conjunction therewith.



                                                     JACOR COMMUNICATIONS, INC.
                                 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                         YEAR ENDED DECEMBER 31, 1995
                                                            JACOR                                           NOBLE        JACOR/NOBLE
                                         HISTORICAL       PRO FORMA          JACOR       HISTORICAL       PRO FORMA       COMBINED
                                            JACOR        ADJUSTMENTS       PRO FORMA        NOBLE        ADJUSTMENTS      PRO FORMA
                                         ----------      -----------       ---------     ----------      -----------      ---------
Net revenue. . . . . . . . . . . .        $118,891        $(678)(a)        $118,213         $41,902         $87 (b)       $160,202
 Broadcast operating expenses. . .          87,290       (1,425)(a)          85,865          31,445        (429)(b)        116,881
 Depreciation and amortization . .           9,483          400 (a)           9,883           4,107       2,710 (c)         16,700
 Corporate general and
  administrative expenses. . . . .           3,501                            3,501           2,285      (1,388)(d)          4,398
                                         ---------       ----------       ---------        --------       ---------      ---------
    Operating income . . . . . . .          18,617              347          18,964           4,065           (806)         22,223
 Interest expense. . . . . . . . .         (1,444)                          (1,444)         (9,913)      (3,143)(e)       (14,500)
 Interest and investment
   income. . . . . . . . . . . . .           1,260         (854)(a)             406                                            406
Other income (expense), net. . . .           (168)            6 (a)           (162)           2,619      (2,619)(f)          (162)
                                         ---------       ----------       ---------        --------       ---------      ---------
    Income (loss) before income
      taxes and extraordinary
      items. . . . . . . . . . . .          18,265            (501)          17,764         (3,229)         (6,568)          7,967
Income tax expense . . . . . . . .         (7,300)          200 (g)         (7,100)            (63)       2,100 (g)        (5,063)
                                         ---------       ----------       ---------        --------       ---------      ---------
    Income (loss) before
      extraordinary items. . . . .         $10,965           $(301)         $10,664        $(3,292)        $(4,468)         $2,904
                                         ---------       ----------       ---------        --------       ---------      ---------
                                         ---------       ----------       ---------        --------       ---------      ---------
    Income per common
 share . . . . . . . . . . . . . .           $0.52                            $0.51                                          $0.14
                                         ---------                        ---------                                      ---------
                                         ---------                        ---------                                      ---------
Number of common shares used in
  per share computations . . . . .          20,913                           20,913                                         20,913
                                         ---------                        ---------                                      ---------
                                         ---------                        ---------                                      ---------


             See Notes to Unaudited Pro Forma Financial Information

                           JACOR COMMUNICATIONS, INC.
                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                                                         LATEST TWELVE
                                                                                                          MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31, 1995                     MARCH 31, 1996
                                      --------------------------------------------------------------     --------------
                                                                                        JACOR/NOBLE        JACOR/NOBLE
                                      JACOR/NOBLE                     CITICASTERS       /CITICASTERS      /CITICASTERS
                                       COMBINED       HISTORICAL       PRO FORMA          COMBINED          COMBINED
                                       PRO FORMA      CITICASTERS     ADJUSTMENTS         PRO FORMA         PRO FORMA
                                       ---------      -----------     -----------         ---------         ---------
 Net revenue . . . . . . . . . . .      $160,202       $136,414       $6,853 (h)          $303,469          $305,883
 Broadcast operating expenses. . .       116,881         80,929        4,366 (h)           195,744           197,854
                                                                      (1,322)(i)
                                                                      (5,110)(j)
 Depreciation and amortization . .        16,700         14,635       15,505 (k)            46,840            47,118
 Corporate general and
  administrative expenses. . . . .         4,398          4,303        1,322 (i)             6,655             6,733
                                                                      (3,368)(l)
                                     -----------      ---------      -----------        ----------        ----------
    Operating income . . . . . . .        22,223         36,547          (4,540)            54,230            54,178
 Interest expense. . . . . . . . .      (14,500)       (13,854)      (32,084)(m)          (60,438)          (60,438)
 Interest and investment income. .           406          1,231         (767)(h)               870               595
 Other income (expense), net . . .         (162)          (607)          175 (h)             (594)             (896)
                                     -----------      ---------      -----------        ----------        ----------
    Income (loss) before income
      taxes and extraordinary
      items. . . . . . . . . . . .         7,967         23,317         (37,216)           (5,932)           (6,561)
 Income tax expense. . . . . . . .       (5,063)        (9,000)       11,100 (n)           (2,963)           (3,555)
                                     -----------      ---------      -----------        ----------        ----------
    Income (loss) before
      extraordinary items. . . . .        $2,904        $14,317        $(26,116)          $(8,895)         $(10,116)
                                     -----------      ---------      -----------        ----------        ----------
                                     -----------      ---------      -----------        ----------        ----------

    Income (loss) per common share         $0.14                                           $(0.29)           $(0.34)
                                     -----------                                        ----------        ----------
                                     -----------                                        ----------        ----------

 Number of common shares used in
    per share computations . . . .        20,913                                        30,158 (o)            29,433
                                     -----------                                        ----------        ----------
                                     -----------                                        ----------        ----------




             See Notes to Unaudited Pro Forma Financial Information

                           JACOR COMMUNICATIONS, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                  THREE MONTHS ENDED MARCH 31, 1996
                         --------------------------------------------------------------------------------------
                                         JACOR                                                     JACOR/NOBLE
                         HISTORICAL    PRO FORMA       JACOR      HISTORICAL    NOBLE PRO FORMA    COMBINED PRO
                           JACOR      ADJUSTMENTS    PRO FORMA      NOBLE         ADJUSTMENTS         FORMA
                         ----------   -----------    ---------    ----------    ---------------    ------------
Net revenue. . . . . . .  $30,074       $1,850 (p)    $31,924        $6,058           $(2,154)(r)     $35,828
Broadcast operating
expenses . . . . . . . .   23,871        1,693 (p)     25,564         5,626            (2,075)(r)      29,115
Depreciation and
  amortization . . . . .    2,619           30 (p)      2,649         1,079            625 (c)          4,353
Corporate general
  and administrative
  expenses . . . . . . .    1,139                       1,139           577              (378)(s)       1,338
                         --------     -----------    --------     ---------    --------------     -----------

    Operating
      income . . . . . .    2,445             127       2,572        (1,224)             (326)          1,022
Interest expense . . . .   (2,111)                     (2,111)       (1,875)           361 (e)         (3,625)
Interest and
  investment
income . . . . . . . . .
Other income
  (expense), net . . . .    2,767          (2,539)(q)     228        37,669           (37,669)(r)         228
                         --------     -----------    --------     ---------    --------------     -----------
    Income (loss)
      before income
      taxes and
      extraordinary
      items. . . . . . .    3,101          (2,412)        689        34,570           (37,634)         (2,375)
Income tax expense . . .   (1,259)         965 (g)       (294)      (14,683)        14,925 (g)            (52)
                         --------     -----------    --------     ---------    --------------     -----------
    Income (loss)
      before
      extraordinary
      items. . . . . . .   $1,842         $(1,447)       $395       $19,887          $(22,709)        $(2,427)
                         --------     -----------    --------     ---------    --------------     -----------
                         --------     -----------    --------     ---------    --------------     -----------

    Income per
      common
share. . . . . . . . . .    $0.09                       $0.02                                         $(0.13)
                         --------                    --------                                     -----------
                         --------                    --------                                     -----------
Number of common
  shares used in per
  share
  computations . . . . .   20,503                      20,503                                          18,183
                         --------                    --------                                     -----------
                         --------                    --------                                     -----------


             See Notes to Unaudited Pro Forma Financial Information

                           JACOR COMMUNICATIONS, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                                        THREE MONTHS
                                                                                                           ENDED
                                            THREE MONTHS ENDED MARCH 31, 1996                          MARCH 31, 1995
                           --------------------------------------------------------------------    -----------------------
                           JACOR/NOBLE                   CITICASTERS
                            COMBINED      HISTORICAL      PRO FORMA     JACOR/NOBLE/CITICASTERS    JACOR/NOBLE/CITICASTERS
                            PRO FORMA     CITICASTERS    ADJUSTMENTS      COMBINED PRO FORMA         COMBINED PRO FORMA
                           -----------    -----------    -----------    -----------------------    -----------------------
Net revenue. . . . . . . .     $35,828        $31,177                                   $67,005                    $64,591
Broadcast operating
  expenses . . . . . . . .      29,115         21,728       $(330)(i)                    49,235                     47,125
                                                           (1,278)(j)
Depreciation and
  amortization . . . . . .       4,353          4,065       3,470 (k)                    11,888                     11,610
Corporate general and
  administrative
  expenses . . . . . . . .       1,338          1,053         330 (i)                     1,879                      1,801
                                                             (842)(l)
                           -----------    -----------    -----------    -----------------------    -----------------------
      Operating income . .       1,022          4,331         (1,350)                     4,003                      4,055
Interest expense . . . . .      (3,625)        (3,734)     (7,750)(m)                   (15,109)                   (15,109)
Interest and investment
  income . . . . . . . . .                         55                                        55                        330
Other income
  (expense), net . . . . .         228         (1,522)      1,489 (t)                       195                        497
                           -----------    -----------    -----------    -----------------------    -----------------------
    Income (loss)
      before income
      taxes and
      extraordinary
      items. . . . . . . .      (2,375)          (870)        (7,611)                   (10,856)                   (10,227)
Income tax expense . . . .         (52)           300       2,090 (n)                     2,338                      2,930
                           -----------    -----------    -----------    -----------------------    -----------------------
    Income (loss)
      before
      extraordinary
      items. . . . . . . .     $(2,427)         $(570)       $(5,521)                   $(8,518)                   $(7,297)
                           -----------    -----------    -----------    -----------------------    -----------------------
                           -----------    -----------    -----------    -----------------------    -----------------------

    Income (loss) per
      common share . . . .     $(0.13)                                                  $(0.29)                    $(0.24)
                           -----------                                  -----------------------    -----------------------
                           -----------                                  -----------------------    -----------------------
Number of common
  shares used in per
  share computations . . .      18,183                                               29,433 (o)                     30,848
                           -----------                                  -----------------------    -----------------------
                           -----------                                  -----------------------    -----------------------


             See Notes to Unaudited Pro Forma Financial Information

                           JACOR COMMUNICATIONS, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)


                                                                          AS OF MARCH 31, 1996
                                                   ----------------------------------------------------------
                                                                                                  JACOR/NOBLE
                                                   HISTORICAL      HISTORICAL   NOBLE PRO FORMA    COMBINED
                                                     JACOR            NOBLE      ADJUSTMENTS       PROFORMA
                                                   ----------      ----------   ---------------    --------
ASSETS
Current assets:
     Cash  . . . . . . . . . . . . . . . . . .        $5,889           $592                        $6,481
     Accounts receivable . . . . . . . . . . .        25,301          3,239                        28,540
     Broadcast program rights. . . . . . . . .
     Prepaid expenses and other current assets         8,460          3,377                        11,837
                                                  ----------     ----------                    ----------

          Total current assets . . . . . . . .        39,650          7,208                        46,858
Property and equipment . . . . . . . . . . . .        39,214          4,670     $4,980 (u)         48,864
Intangible assets. . . . . . . . . . . . . . .       165,282         49,965     99,009 (u)        314,256
Deferred charges and other assets. . . . . . .       109,102          1,289    (54,275)(u)         16,116
                                                                               (40,000)(v)
                                                  ----------     ----------     ----------     ----------

          Total assets                             $353,248         $63,132         $9,714       $426,094
                                                  ----------     ----------     ----------     ----------
                                                  ----------     ----------     ----------     ----------

LIABILITIES AND SHAREHOLDERS'
  EQUITY
Current liabilities:
          Accounts payable, accrued liabilities
            and other current liabilities. . .       $14,601        $11,493                       $26,094
          Current portion of Long-term debt. .                      40,000$   (40,000) (v)
                                                  ----------     ----------     ----------     ----------

          Total current liabilities. . . . . .        14,601         51,493       (40,000)         26,094
 Long-term debt, net of current maturities . .       183,500                    15,125 (v)        198,625
 Other liabilities . . . . . . . . . . . . . .        14,772         18,228   28,000(u)(w)         61,000
 Shareholders' equity:
          Common stock . . . . . . . . . . . .         1,824                                        1,824
          Additional paid-in capital . . . . .       117,102         49,791    (49,791)(x)        117,102
          Common stock warrants. . . . . . . .           388                                          388
          Retained earnings. . . . . . . . . .        21,061       (56,380)     56,380 (x)         21,061
                                                  ----------     ----------     ----------     ----------
              Total shareholders' equity . . .       140,375        (6,589)          6,589        140,375
                                                  ----------     ----------     ----------     ----------

              Total liabilities and
                shareholders equity. . . . . .      $353,248        $63,132         $9,714       $426,094
                                                  ----------     ----------     ----------     ----------
                                                  ----------     ----------     ----------     ----------

             See Notes to Unaudited Pro Forma Financial Information

                           JACOR COMMUNICATIONS, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)



                                                                              AS OF MARCH 31, 1996
                                                                           ----------------------------------
                                                               JACOR/NOBLE      HISTORICAL CITICASTERS PRO   JACOR/NOBLE/CITICASTERS
                                                         COMBINED PRO FORMA    CITICASTERS FORMA ADJUSTMENTS   COMBINED PRO FORMA
                                                         ------------------    ----------- ----------------- -----------------------
ASSETS
Current Assets:
          Cash . . . . . . . . . . . . . . . . . . . .           $6,481          $6,238       $35,300 (z)                   $48,019
          Accounts receivable. . . . . . . . . . . . .           28,540          27,835                                      56,375
          Broadcast program rights . . . . . . . . . .                            4,596                                       4,596
          Prepaid expenses and other
            current assets. .                                    11,837           2,687                                      14,524
                                                             ----------      ----------        ----------                ----------
              Total current assets . . . . . . . . . .           46,858          41,356            35,300                   123,514
Broadcast program rights, less
  current portion. . . . . . . . . . . . . . . . . . .                            2,406                                       2,406
Property and equipment . . . . . . . . . . . . . . . .           48,864          37,159         9,719 (z)                    95,742
Intangible assets. . . . . . . . . . . . . . . . . . .          314,256         331,258       681,015 (z)                 1,323,229
                                                                                              (3,300)(aa)
Deferred charges and other assets. . . . . . . . . . .           16,116          14,549                                      30,665
                                                             ----------      ----------        ----------                ----------
              Total assets . . . . . . . . . . . . . .         $426,094        $426,728          $722,734                $1,575,556
                                                             ----------      ----------        ----------                ----------
                                                             ----------      ----------        ----------                ----------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable, accrued
       liabilities and other current
       liabilities . . . . . . . . . . . . . . . . . .          $26,094         $12,983                                     $39,077
     Broadcast program right fees
       payable . . . . . . . . . . . . . . . . . . . .                            4,645                                       4,645
                                                             ----------      ----------                                  ----------
          Total current liabilities. . . . . . . . . .           26,094          17,628                                      43,722
Broadcast program right fees
  payable, less current portion. . . . . . . . . . . .                            2,212                                       2,212
Long-term debt, net of current
  maturities . . . . . . . . . . . . . . . . . . . . .          198,625         148,532      $277,843 (y)                   625,000
LYONs      . . . . . . . . . . . . . . . . . . . . . .                                        100,000 (y)                   100,000
Other liabilities. . . . . . . . . . . . . . . . . . .           61,000          99,022       151,000 (z)                   311,022
Shareholders' equity:
     Common stock. . . . . . . . . . . . . . . . . . .            1,824             200          (200)(x)                     2,949
                                                                                               1,125 (bb)
          Additional paid-in capital . . . . . . . . .          117,102          82,948       (82,948)(x)                   418,602
                                                                                             301,500 (bb)
          Common stock warrants. . . . . . . . . . . .              388                       53,900 (cc)                    54,288
          Retained earnings. . . . . . . . . . . . . .           21,061          76,186       (76,186)(x)                    17,761
           . . . . . . . . . . . . . . . . . . . . . .                                        (3,300)(aa)
                                                             ----------      ----------        ----------                ----------
Total shareholders' equity . . . . . . . . . . . . . .          140,375         159,334           193,891                   493,600
                                                             ----------      ----------        ----------                ----------

     Total liabilities and
       shareholders' equity. . . . . . . . . . . . . .         $426,094        $426,728          $722,734                $1,575,556
                                                             ----------      ----------        ----------                ----------
                                                             ----------      ----------        ----------                ----------

             See Notes to Unaudited Pro Forma Financial Information

       NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
                     (DOLLARS IN THOUSANDS)



(a) These adjustments reflect additional revenues and expenses for Jacor's acquisitions of radio stations WDUV-FM and WBRD-AM in Tampa Bay and WJBT-FM, WSOL-FM, and WZAZ-AM in Jacksonville, which were completed at various dates in 1995, net of the elimination of 1995 revenues and expenses for radio stations WMYU-FM and WWST-FM in Knoxville, which were sold in February 1996.

(b) These adjustments reflect additional revenues and expenses for Noble's acquisition of radio stations WRVF-FM (formerly WLQR-FM) and WSPD-AM in Toledo, and the elimination of revenues and expenses for the sale of radio stations KBEQ-FM and KBEQ-AM in Kansas City, and other miscellaneous non-recurring expenses related to dispositions of properties in 1995. The acquisitions were completed in August 1995 and the dispositions were completed in March 1995.

(c) The adjustment reflects the additional depreciation and amortization expense resulting from the allocation of Jacor's purchase price to the assets acquired including an increase in property and equipment and identifiable intangible assets, to their estimated fair market values and the recording of goodwill associated with the acquisition of Noble. See Note (u). Goodwill is amortized over 40 years.

(d) The adjustment represents $1,513 of corporate overhead savings for the elimination of redundant management costs and other expenses resulting from the combination of the Jacor and Noble entities, net of $125 additional corporate expenses associated with the purchase of the Toledo stations.

(e) The adjustment represents additional interest expense associated with Jacor's borrowings under its February 1996 Credit Facility to finance the Noble acquisition and refinance existing outstanding borrowings. The assumed interest rate is 7.3%, which represents the current rate as of May 1996 on outstanding borrowings.

(f) The adjustment reflects the elimination of the gain on the sale of radio stations KBEQ-FM and AM in Kansas City, and WSSH-AM in Boston, which were sold in March 1995 and January 1995, respectively.

(g) To provide for the tax effect of pro forma adjustments using an estimated statutory rate of 40%. The Noble pro forma adjustments include non-deductible amortization of goodwill estimated to be approximately $1,300 for the year ended December 31, 1995 and $325 for the three months ended March 31, 1996.

(h) The adjustments represent additional revenue and expenses associated with Citicasters June 1995 acquisition of KKCW-FM in Portland and the January 1996 acquisition of WHOK-FM, WLLD-FM, and WLOH-AM in Columbus, including adjustments to investment income related to cash expended in the acquisitions and miscellaneous non-recurring costs.

(i) Adjustments to reclassify miscellaneous broadcast operating expenses to conform with Jacor's presentation.

(j) The adjustments reflect $5,110 and $1,278 of cost savings for the year ended December 31, 1995 and the three months ended March 31, 1996, respectively, resulting from the elimination of redundant broadcast operating expenses arising from the operation of multiple stations in certain markets. Such pro forma cost savings are expected to be as follows:

                                                                   THREE MONTHS
                                                YEAR ENDED             ENDED
                                            DECEMBER 31, 1995     MARCH 31, 1996
                                            -----------------     --------------

 Programming and promotion . . . . . . .               $2,220               $555
 News. . . . . . . . . . . . . . . . . .                  970                243
 Technical and engineering . . . . . . .                  360                 90
 General and administrative. . . . . . .                1,560                390
                                            -----------------     --------------
                                                       $5,110             $1,278
                                            -----------------     --------------
                                            -----------------     --------------

(k) The adjustment reflects the additional depreciation and amortization expense resulting from the allocation of Jacor's purchase price to the assets acquired including an increase in property and equipment and identifiable intangible assets to their estimated fair market values and the recording of goodwill associated with the acquisition of Citicasters. See Note (z). Goodwill is amortized over 40 years.

(l) The adjustments represent $3,368 and $842 of corporate overhead savings for the year ended December 31, 1995 and the three months ended March 31, 1996, respectively, for the elimination of redundant management costs and other expenses resulting from the combination with Citicasters.

(m) Represents the adjustment to interest expense associated with the Company's Senior Subordinated Notes to be sold in June 1996 (the "Notes"), the Citicasters outstanding 9 3/4% Senior Subordinated Notes (the "Citicasters Notes"), the Company's liquid yield option notes to be sold in June 1996 (the "LYONs") and borrowings under the June 1996 Credit Facility with an assumed blended rate of 8.336%. The adjustment reflects additional interest expense on borrowings necessary to complete the Merger, and to refinance outstanding borrowings under the Existing Credit Facility incurred in connection with the Noble Acquisition. A change of .125% in interest rates would result in a change in interest expense and income (loss) before extraordinary items of approximately $900 and $540, respectively. See Note (y) for composition of borrowings.

(n) To provide for the tax effect of pro forma adjustments using an estimated statutory rate of 40%. The Citicasters pro forma adjustments include non-deductible amortization of goodwill estimated to be approximately $9,540 for the year ended December 31, 1995 and $2,385 for three months ended March 31, 1996.

(o) The pro forma weighted average shares outstanding includes all shares of Common Stock outstanding prior to the Offering and shares to be issued in this Offering. The pro forma weighted average shares of Jacor do not reflect any options and warrants outstanding prior to the Offering or warrants to be issued to the Citicasters shareholders to consummate the Merger, as they are antidilutive. The LYONs are not common stock equivalents and are therefore, excluded from the computation.

(p) These adjustments reflect additional revenues and expenses for Jacor's February 1996 acquisition of Noble's operating assets in San Diego, net of the elimination of revenues and expenses for radio stations WMYU-FM and WWST-FM in Knoxville, which were sold in February 1996.

(q) The adjustment reflects the elimination of the gain on the sale of radio stations WMYU-FM and WWST-FM in Knoxville, which were sold in February 1996 for $6,500.

(r) These adjustments represent the elimination of revenues, operating expenses and the related gain from the sale of the San Diego operating assets in February 1996. See note (u).

(s) The adjustment represents corporate overhead savings from the elimination of redundant management costs and other expenses resulting from the combination of the Jacor and Noble entities.

(t) The adjustment represents the elimination of non-recurring expenses directly associated with the sale of Citicasters to Jacor.

(u) The adjustment represents the allocation of the remaining purchase price of Noble and the portion of the Noble Acquisition already funded, including the Noble warrant in the amount of $54,275, to the estimated fair value of the assets acquired and liabilities assumed, and the recording of goodwill associated with the acquisition. In February 1996, Jacor completed the acquisition of Noble's operating assets in San Diego and certain assets related to the Mexican properties for $50,800 and recorded the transaction as a purchase.

                                                       ESTIMATED FAIR
                                                        MARKET VALUE
                                                       --------------
 Property and equipment. . . . . . . . . . . . . .         $9,650
 Intangible assets . . . . . . . . . . . . . . . .        148,974
 Cash. . . . . . . . . . . . . . . . . . . . . . .            592
 Accounts receivable . . . . . . . . . . . . . . .          3,239
 Prepaid expenses and other current assets . . . .          3,377
 Deferred charges and other assets . . . . . . . .          1,289
 Accounts payable, accrued liabilities and other .
  current liabilities  . . . . . . . . . . . . . .        (11,493)
 Other liabilities . . . . . . . . . . . . . . . .        (46,228)
                                                       --------------
                                                         $109,400
                                                       --------------
                                                       --------------

(v) The adjustment represents the net additional borrowings to complete the Noble Acquisition as follows:

 Historical Jacor debt . . . . . . . . . . . . . .       $183,500
 Historical Noble debt . . . . . . . . . . . . . .         40,000
 Loan receivable from Noble. . . . . . . . . . . .        (40,000)
 Pro forma adjustment. . . . . . . . . . . . . . .         15,125
                                                         --------
 Assumed borrowings after Noble Acquisition. . . .       $198,625
                                                         --------
                                                         --------

(w) The adjustment represents the additional deferred tax liability associated with the difference between the book and tax basis of assets and liabilities, excluding goodwill, after the allocation of the purchase price.

(x) The adjustment reflects the elimination of historical stockholders' equity, as the Noble Acquisition will be accounted for as a purchase.

(y) The pro forma adjustment represents the net additional borrowings required to complete the Citicasters Merger as follows:

 Historical Citicasters debt . . . . . . . . . . .       $148,532
 Jacor/Noble pro forma debt. . . . . . . . . . . .        198,625
 Pro forma adjustments, including a $2,468 fair
  market value adjustment for Citicasters debt . .        377,843
                                                         --------
 Assumed borrowings after Acquisitions . . . . . .       $725,000
                                                         --------
                                                         --------

 The assumed borrowings after the Acquisitions are as follows:

 Borrowings under the June 1996 Credit Facility. .       $400,000
 Issuance of the LYONs . . . . . . . . . . . . . .        100,000
 Issuance of the Notes . . . . . . . . . . . . . .        100,000
 Citicasters Notes . . . . . . . . . . . . . . . .        125,000
                                                         --------
                                                         $725,000
                                                         --------
                                                         --------

(z) The adjustments represent the allocation of the purchase price of Citicasters to the estimated fair value of the assets acquired and liabilities assumed, and the recording of goodwill associated with the Merger as follows:

                                                      ESTIMATED FAIR
                                                       MARKET VALUE
                                                      --------------
 Property and equipment. . . . . . . . . . . . . .        $46,878
 Intangible assets . . . . . . . . . . . . . . . .      1,012,273
 Cash. . . . . . . . . . . . . . . . . . . . . . .          6,238
 Accounts receivable . . . . . . . . . . . . . . .         27,835
 Broadcast program rights. . . . . . . . . . . . .          7,002
 Prepaid expenses and other current assets . . . .          2,687
 Deferred charges and other assets . . . . . . . .         14,549
 Accounts payable, accrued liabilities and other
  current liabilities  . . . . . . . . . . . . . .        (12,983)
 Broadcast program rights fees payable . . . . . .         (6,857)
 Other liabilities . . . . . . . . . . . . . . . .       (250,022)
 Long-term debt. . . . . . . . . . . . . . . . . .       (151,000)
                                                      ------------
                                                         $696,600
                                                      ------------
                                                      ------------


     The purchase price is summarized as follows:

 Pro forma borrowings. . . . . . . . . . . . . . .       $375,375
 Merger Warrants issued. . . . . . . . . . . . . .         53,900
 Common Stock issued . . . . . . . . . . . . . . .        302,625
 Excess cash . . . . . . . . . . . . . . . . . . .        (35,300)
                                                      ------------
                                                         $696,600
                                                      ------------
                                                      ------------

(aa) Adjustment to write-off deferred financing costs for the February 1996 Credit Facility anticipated to be refinanced in connection with the Citicasters Merger.

(bb) Adjustment represents assumed proceeds of 315,000 from the Company's 1996 Common Stock Offering, net of offering costs estimated to be 12,375. (Offering costs include a $1,000 financial advisory fee.)

(cc) Adjustment represents the value assigned to the Merger Warrants to be issued to Citicasters shareholders in connection with the consummation of the Merger, which Merger Warrants will be exercisable for 4,400,000 shares of Common Stock in the aggregate. The value was determined assuming that the exercise price for each full share of Common Stock issued upon exercise of Merger Warrants is $28 per share.